                                                                    Exhibit 99.1

[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700

           PSYCHIATRIC SOLUTIONS REPORTS FIRST QUARTER EARNINGS EXCEED
                           CONSENSUS ANALYST ESTIMATE

                           --------------------------
                              REVENUE INCREASES 34%
                           --------------------------

                       CONFIRMS EARNINGS GUIDANCE FOR 2005

Franklin, Tenn. (May 5, 2005) - Psychiatric Solutions, Inc. ("PSI") (NASDAQ:
PSYS) today announced financial results for the first quarter ended March 31, 2005. Revenue for the quarter was $138,730,000, a 34% increase from $103,430,000 for the first quarter of 2004. Net income available to common stockholders for the first quarter was $3,328,000 compared with a loss for the first quarter last year of $360,000, while earnings per diluted share were $0.16 for the first quarter of 2005 compared with a loss of $0.03 for the first quarter of 2004.

         PSI's adjusted earnings per diluted share increased 57% for the first quarter of 2005 to $0.36 from $0.23 for the first quarter of 2004. The adjusted results exclude previously disclosed losses on refinancing of long-term debt of $6,990,000 for the first quarter of 2005 and $6,407,000 for the comparable period in 2004. Diluted shares used in computing adjusted earnings per share increased 23% for the latest quarter from the first quarter of 2004. Please see page 6 for a reconciliation of adjusted earnings per diluted share with earnings per diluted share.

         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, remarked, "We are pleased to announce continued strong profitable growth for the first quarter of 2005. As anticipated, our revenue growth reflected the expansion in our inpatient beds in operation to over 4,000 at the end of the quarter from over 3,200 at the end of the first quarter last year. In addition, we increased our same-facility revenue by 6.4% for the quarter, primarily due to a 5.4% increase in patient days. Our substantial top-line growth, together with ongoing initiatives to enhance operating efficiencies, resulted in a 44% increase in adjusted EBITDA for the quarter to $18,870,000, or 13.6% of revenue, from $13,142,000, or 12.7% of revenue for the first quarter of 2004. Please see page 7 for a reconciliation of adjusted EBITDA to income from continuing operations.

         "We continue to progress toward the second quarter consummation of our acquisition of the behavioral health care business of Ardent Health Services, a transaction we announced during the first quarter. With 20 high quality inpatient facilities and approximately 2,000 inpatient beds in operation, this acquisition will establish PSI as the leading provider of inpatient psychiatric care in the country and significantly strengthen our prospects for achieving further profitable growth."

         Based primarily on the Company's financial results for the first quarter, the anticipated consummation of its acquisition of Ardent and its judgment as to market conditions, PSI today confirmed its established guidance for adjusted earnings per diluted share for 2005 in a range of $1.57 to $1.62


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


PSYS Reports First Quarter Results
Page 2
May 5, 2005


compared with $1.18 for 2004. This guidance does not include the impact of the first quarter loss on the refinancing of long-term debt or any impact from additional future acquisitions.

         Mr. Jacobs concluded, "The industry fundamentals supporting PSI's emergence as the premier provider of inpatient psychiatric care remain very compelling. Simply put, demand continues to rise for high quality care in a capacity constrained market. We designed our business model to build an organization of experienced professionals committed to providing the highest quality of care while we expand to become the most productive and efficient provider in the market. Our first quarter operational and financial results represent clear and ongoing progress toward this continuing goal."

         PSI will hold a conference call to discuss this release tomorrow at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on May 13, 2005.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to complete the acquisition of 20 inpatient psychiatric facilities from Ardent Health Services; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities, including the inpatient facilities to be acquired from Ardent Heath Services;
(4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with recently acquired operations, including the inpatient facilities to be acquired from Ardent Heath Services. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in PSI's Annual Report on Form 10-K for 2004 filed on March 15, 2005, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 34 owned or leased freestanding psychiatric inpatient facilities with more than 4,000 beds. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.


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
PSYS Reports First Quarter Results
Page 3
May 5, 2005


                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                       THREE MONTHS ENDED MARCH 31,
                                                       ---------------------------
                                                          2005             2004
                                                        ---------       ---------
Revenue                                                 $ 138,730       $ 103,430

Salaries, wages and employee benefits                      76,367          55,707
Professional fees                                          14,256          11,691
Supplies                                                    8,584           6,580
Rentals and leases                                          2,340           1,767
Other operating expenses                                   15,645          12,516
Provision for doubtful accounts                             2,668           2,027
Depreciation and amortization                               2,902           2,107
Interest expense                                            3,523           4,456
Loss on refinancing long-term debt                          6,990           6,407
                                                        ---------       ---------
                                                          133,275         103,258
Income from continuing operations before
     income taxes                                           5,455             172
Provision for income taxes                                  2,127              65
                                                        ---------       ---------
Income from continuing operations                           3,328             107
Loss from discontinued operations, net of income
     tax benefit of $88 for 2004                             --              (144)
                                                        ---------       ---------
Net income (loss)                                           3,328             (37)
Accrued preferred stock dividends                            --               323
                                                        ---------       ---------
Net income (loss) available to common stockholders      $   3,328       $    (360)
                                                        =========       =========

Basic earnings per share:
     Income (loss) from continuing operations           $    0.16       $   (0.02)
     Loss from discontinued operations                       --             (0.01)
                                                        ---------       ---------
                                                        $    0.16       $   (0.03)
                                                        =========       =========

Diluted earnings per share:
     Income (loss) from continuing operations           $    0.16       $   (0.02)
     Loss from discontinued operations                       --             (0.01)
                                                        ---------       ---------
                                                        $    0.16       $   (0.03)
                                                        =========       =========

Shares used in computing per share amounts:
     Basic                                                 20,482          11,958
     Diluted                                               21,173          11,958


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

PSYS Reports First Quarter Results
Page 4
May 5, 2005


                          PSYCHIATRIC SOLUTIONS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                       MARCH 31,   DECEMBER 31,
                                                                         2005         2004
                                                                       --------    ------------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                         $ 14,500      $ 33,255
     Accounts receivable, less allowance for doubtful accounts of
         $10,581 and $10,639, respectively                               80,996        77,539
     Prepaids and other                                                  16,700        16,412
                                                                       --------      --------
Total current assets                                                    112,196       127,206
Property and equipment, net of accumulated depreciation                 220,762       218,231
Cost in excess of net assets acquired                                   130,134       130,079
Other assets                                                             21,377        22,330
                                                                       --------      --------
Total assets                                                           $484,469      $497,846
                                                                       ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                  $ 12,355      $ 10,529
     Salaries and benefits payable                                       28,106        27,355
     Other accrued liabilities                                           27,473        28,668
     Current portion of long-term debt                                      478        20,764
                                                                       --------      --------
Total current liabilities                                                68,412        87,316
Long-term debt, less current portion                                    153,483       153,572
Deferred tax liability                                                    8,526         8,020
Other liabilities                                                         5,465         4,423
                                                                       --------      --------
Total liabilities                                                       235,886       253,331
Stockholders' equity:
     Common stock, $0.01 par value, 48,000 shares authorized;
         20,508 and 20,468 issued and outstanding, respectively             205           205
     Additional paid-in capital                                         228,784       228,044
     Accumulated earnings                                                19,594        16,266
                                                                       --------      --------
Total stockholders' equity                                              248,583       244,515
                                                                       --------      --------
Total liabilities and stockholders' equity                             $484,469      $497,846
                                                                       ========      ========


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

PSYS Reports First Quarter Results
Page 5
May 5, 2005


                          PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED, IN THOUSANDS)

                                                          THREE MONTHS ENDED MARCH 31,
                                                              2005           2004
                                                            --------       --------
OPERATING ACTIVITIES:
Net income (loss)                                           $  3,328       $    (37)
Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Loss from discontinued operations, net of taxes            --              144
     Depreciation and amortization                             2,902          2,107
     Provision for doubtful accounts                           2,668          2,027
     Amortization of loan costs                                  174            199
     Loss on refinancing long-term debt                        6,990          6,407
     Change in income tax assets and liabilities              (3,169)          (187)
     Changes in operating assets and liabilities:
         Accounts receivable                                  (6,125)        (3,497)
         Prepaids and other assets                              (728)         1,987
         Accounts payable                                      1,826         (2,249)
         Salaries and benefits payable                         1,450          2,454
         Accrued liabilities and other liabilities             4,022          5,366
                                                            --------       --------
Net cash provided by operating activities                     13,338         14,721

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired                              (500)       (33,211)
Capital purchases of property and equipment                   (5,255)        (3,055)
Investment in equity method investee                            (840)          --
Other                                                           (482)        (1,264)
                                                            --------       --------
Net cash used in investing activities                         (7,077)       (37,530)

FINANCING ACTIVITIES:
Net principal (payments) borrowings on long-term debt        (20,375)        16,856
Refinancing of long-term debt                                 (5,316)        (3,844)
Payment of loan and issuance costs                              (129)          (987)
Proceeds from issuance of common stock                           804            104
                                                            --------       --------
Net cash (used in) provided by financing activities          (25,016)        12,129
                                                            --------       --------
Net decrease in cash                                         (18,755)       (10,680)
Cash at beginning of the period                               33,255         44,954
                                                            --------       --------
Cash at end of the period                                   $ 14,500       $ 34,274
                                                            ========       ========

SIGNIFICANT NON-CASH TRANSACTIONS:
Loss on refinancing long-term debt                          $  1,674       $  2,563
                                                            ========       ========

EFFECT OF ACQUISITIONS:
     Assets acquired, net of cash acquired                  $   --         $ 31,682
     Cash payment for prior-year acquisition                     500          3,350
     Liabilities assumed                                        --           (1,821)
                                                            --------       --------
     Acquisitions, net of cash acquired                     $    500       $ 33,211
                                                            ========       ========


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


PSYS Reports First Quarter Results
Page 6
May 5, 2005


                           PSYCHIATRIC SOLUTIONS, INC.
        RECONCILIATION OF ADJUSTED EARNINGS PER DILUTED SHARE TO EARNINGS
                               PER DILUTED SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                             --------------------
                                                              2005         2004
                                                             -------     --------
Net income (loss)                                            $ 3,328     $    (37)
Plus reconciling items:
   Discontinued operations, net of taxes                        --            144
   Provision for income taxes                                  2,127           65
                                                             -------     --------
   Income from continuing operations before income taxes       5,455          172
   Discontinued operations, pre-tax                             --           (232)
   Loss on refinancing long-term debt                          6,990        6,407
                                                             -------     --------
Adjusted income before income taxes                           12,445        6,347
Provision for income taxes                                     4,854        2,412
                                                             -------     --------
Adjusted net income(a)                                       $ 7,591     $  3,935
                                                             =======     ========
Earnings (loss) per diluted share                            $  0.16     $  (0.03)
                                                             =======     ========
Adjusted earnings per diluted share(a)                       $  0.36     $   0.23
                                                             =======     ========
Diluted shares used in computing per share amounts:
   Earnings (loss) per share                                  21,173       11,958
   Adjusted earnings per share                                21,173       17,231

(a) PSI believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.







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

PSYS Reports First Quarter Results
Page 7
May 5, 2005



                           PSYCHIATRIC SOLUTIONS, INC.
             RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO
                           EBITDA AND ADJUSTED EBITDA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    -------------------
                                                     2005        2004
                                                    -------     -------
Income from continuing operations                   $ 3,328     $   107
Provision for income taxes                            2,127          65
Interest expense                                      3,523       4,456
Depreciation and amortization                         2,902       2,107
                                                    -------     -------
EBITDA                                               11,880       6,735
Other expenses:
   Loss on refinancing long-term debt                 6,990       6,407
                                                    -------     -------
Adjusted EBITDA(a)                                  $18,870     $13,142
                                                    =======     =======

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods, but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess the operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.




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

PSYS Reports Fourth Quarter Results
Page 8
May 5, 2005


                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)
                             (REVENUE IN THOUSANDS)

                                         THREE MONTHS ENDED
                                              MARCH 31,
                                       ----------------------
                                         2005          2004          CHG.
                                       --------      --------      -------
SAME-FACILITY RESULTS:
   Revenue                             $ 92,059      $ 86,560         6.4%
   Admissions                            10,229        10,231         0.0%
   Patient days                         222,935       211,563         5.4%
   Average length of stay(a)               21.8          20.7         5.3%
   Revenue per patient day(b)          $    413      $    409         1.0%
   EBITDA margin                           17.1%         15.6%     150 BPS

TOTAL FACILITY RESULTS:
   Revenue                             $121,682      $ 86,560        40.6%
   Admissions                            14,836        10,231        45.0%
   Patient days                         277,527       211,563        31.2%
   Average length of stay(a)               18.7          20.7        (9.7)%
   Revenue per patient day(b)          $    438      $    409         7.1%
   EBITDA margin                           16.9%         15.6%     130 BPS

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenues divided by patient days.


                                      -END-